                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                Bird Corporation
                (Name of Registrant as Specified In Its Charter)

                                Bird Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[BIRD LOGO]

Joseph D. Vecchiolla
Chairman of the Board

                                                                  April 25, 1997

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Bird Corporation to be held on Thursday, May 22, 1997 at 10:00 a.m. in Meeting Room B, Marriott Courtyard, 300 River Ridge Drive, Norwood, Massachusetts. Coffee will be available at the meeting site beginning at 9:30 a.m.

     The Proxy Statement that accompanies this letter describes the matters that will be presented at the meeting. I hope that you will be able to attend.

     Regardless of the number of shares of common stock you may own, it is important that they be voted at the meeting. THEREFORE, YOU ARE URGED TO VOTE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY, whether or not you plan to attend the meeting in person.

     Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                      /s/ Joseph D. Vecchiolla
                                          JOSEPH D. VECCHIOLLA
                                          Chairman of the Board

           Bird Corporation, 1077 Pleasant Street, Norwood, MA 02062,
                            Telephone (617) 551-0656

                                BIRD CORPORATION
                              1077 PLEASANT STREET
                               NORWOOD, MA 02062
                                 (617) 551-0656
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

     Notice is hereby given that the annual meeting of stockholders of Bird Corporation (the "Company") will be held on Thursday, May 22, 1997 at 10:00 a.m. in Meeting Room B, Marriott Courtyard, 300 River Ridge Drive, Norwood, Massachusetts 02062 to consider and act upon the election of three directors, one whose term will expire in 1998 and two whose terms expire in 2000 and to consider and act upon such other business as may properly come before the meeting.

     Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

     Holders of record of the common stock, par value $1 per share ("Common Stock"), of the Company at the close of business on April 1, 1997 (the "Record Date") are entitled to vote at the annual meeting and any adjournment thereof. All stockholders are invited to attend the meeting in person.

     HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By order of the Board of Directors

                                          FRANK S. ANTHONY
                                          Clerk

April 25, 1997

                                BIRD CORPORATION
                              1077 PLEASANT STREET
                               NORWOOD, MA 02062
                                 (617) 55L-0656
                            ------------------------

                              PROXY STATEMENT FOR

                 1997 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                  MAY 22, 1997

     This Proxy Statement is being furnished to holders of common stock, par value $1 per share ("Common Stock"), as of the Record Date (defined below) of Bird Corporation (the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 1997 annual meeting of stockholders and at any adjournment thereof. The annual meeting is to be held on Thursday, May 22, 1997 at 10:00 a.m. in Room B of the Marriott Courtyard, 300 River Ridge Drive, Norwood, Massachusetts.

SELECTION OF PROXIES

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about April 25, 1997. All expenses of this solicitation will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company by mail, telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

VOTING AND RECORD DATE

     The Board of Directors has fixed April 1, 1997 as the record date (the "Record Date") for determining the holders of Common Stock of the Company entitled to receive notice of and to vote at the annual meeting. At the record date there were 4,145,971 shares of Common Stock issued and outstanding, each of which entitles the holder thereof to one vote on each matter submitted to a vote at the meeting.

     The accompanying proxy card is intended to permit a holder of Common Stock on the Record Date to vote at the annual meeting on the election of directors and on such other matters as may properly come before the meeting, whether or not that stockholder attends the meeting. If the proxy card of a holder of Common Stock is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy card by the stockholder. If no such voting instructions are given on a proxy card, the shares of common stock represented by that proxy card will be voted for the election as directors of the nominees named herein and in accordance with the recommendations of the Board of Directors on any other matters which may properly come before the meeting. Holders of Common Stock may revoke their proxies at any time prior to any vote at the annual meeting by written notice to the Clerk of the Company at or before the meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the meeting.

     The presence at the annual meeting, in person or by properly executed proxy card of the holders of a majority of the Common Stock outstanding on the Record Date will constitute a quorum. The affirmative vote of the holders of a plurality of the Common Stock which are present in person or represented by properly executed proxy at the annual meeting is required to elect directors.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS AND DIRECTORS CONTINUING IN OFFICE

     The By-laws of the Company provide for a Board consisting of such number of directors, not less than five nor more than eighteen, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of directors to constitute the full Board of Directors for the ensuing year at seven.

     The Board has nominated Joseph D. Vecchiolla for election to the class of directors whose term will expire in 1998. Mr. Vecchiolla is the current Chairman of the Board. At the Company's February 25, 1997 Board meeting, the directors unanimously expressed their intention to re-elect Mr. Vecchiolla as Chairman in the event that he is re-elected as a director. Mr. Vecchiolla informed the Board that he had no desire to serve on the Board unless he were to serve as Chairman. The Board has also nominated R. Keith Long and Herbert I. Corkin to the class of directors whose terms expire in 2000. At its Board meeting on June 21, 1996, the Board voted to increase its size to eight and Mr. Long was appointed to fill the vacancy and to serve as a director until the 1997 annual meeting of stockholders. Mr. Corkin served as a director from May 25, 1989 until May 24, 1991. Mr. Long is a beneficial owner of more than 5% of the Company's outstanding Common Stock. Mr. Corkin is the President of and majority stockholder of The Entwistle Company, which is a beneficial owner of more than 5% of the Company's outstanding Common Stock. See Table on page 4.

     At its meeting on April 4, 1995, the Board adopted as a criterion for nomination of members of the Board the understanding that no person would be nominated who would be age 72 or older at or shortly after the time his election became effective. Accordingly, Robert P. Bass, Jr. and Francis J. Dunleavy, whose terms expire in 1997, were not nominated for re-election at the forthcoming stockholder meeting. At its meeting on February 25, 1997, the Board adopted a resolution excluding from the age limitation shareholders who own or control 5% or more Common Stock. Mr. Corkin is 75.

     Shares represented by proxies will be voted for the election as directors Messrs. Vecchiolla, Corkin and Long unless otherwise specified on the proxy card. If any of the nominees for election to the Board of Directors should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board of Directors unless the Board reduced the number of directors. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

     Stockholder nominations for directorships to be filled at the 1998 annual meeting which are received by the Chairman of the Board no later than December 23, 1997 will be referred to the Nominating Committee for consideration.

     The table below sets forth certain information with respect to those directors whose terms of office will continue after the meeting, the current executive officers of the Company and the nominees for election to the Board of Directors.

                                                                                                EXPIRATION
                                            POSITION WITH THE COMPANY               FIRST       OF PRESENT
                                     PRINCIPAL OCCUPATION AND OTHER BUSINESS     ELECTED OR      TERM OF
          NAME AND AGE                           AFFILIATIONS(1)                APPOINTED(2)      OFFICE
---------------------------------  -------------------------------------------  -------------   ----------
Frank S. Anthony, 50.............  Vice President, General Counsel and               1984           N/A
                                   Corporate Secretary of the Company since
                                   May 1984; Attorney.

Charles S. Bird, III, 72.........  Director; Trustee of family trusts.               1962          1998

Herbert I. Corkin, 75............  Chairman, President, Director and majority         N/A           N/A
                                   shareholder of The Entwistle Company,
                                   Hudson, MA; Director of Citizens Bank of
                                   Rhode Island.

R. Keith Long, 49................  Sole shareholder of Otter Creek Management        1996          1997
                                   Inc., the general partner of Otter Creek
                                   Partners I, L.P., a private investment
                                   company.

                                                                                                EXPIRATION
                                            POSITION WITH THE COMPANY               FIRST       OF PRESENT
                                     PRINCIPAL OCCUPATION AND OTHER BUSINESS     ELECTED OR      TERM OF
          NAME AND AGE                           AFFILIATIONS(1)                APPOINTED(2)      OFFICE
---------------------------------  -------------------------------------------  -------------   ----------
Antonio J. Lorusso, Jr., 49......  President of S. M. Lorusso & Sons, Inc.,          1996          1999
                                   the company that operates the Company's
                                   quarry located in Wrentham, Massachusetts.

Richard C. Maloof, 52............  Director; President and Chief Operating           1994          1999
                                   Officer of the Company since April 1995;
                                   Vice President and Chief Operating Officer
                                   of the Company from April 1994 to April
                                   1995; Vice President of the Company and
                                   President, Roofing and Distribution Groups
                                   of the Company for more than five years
                                   prior thereto.

Joseph D. Vecchiolla, 41.........  Director; President and Founder of Old            1993          1997
                                   Greenwich Capital Corporation since
                                   January, 1997; Executive Vice President
                                   Corporate Finance of S. N. Phelps & Company
                                   and affiliates from May 1995 to January
                                   1997; Chairman of the Board of Directors of
                                   the Company since April 1995; President and
                                   Chief Executive Officer of the Company from
                                   January 1994 to May 1995; President and
                                   Chief Operating Officer, Chief Executive
                                   Officer of the Company from November 1993
                                   to January 1994; Vice President and Chief
                                   Financial Officer of Horizon Cellular
                                   Telephone Company from April 1, 1991 to
                                   June, 1993; and Executive Vice President
                                   and Chief Financial Officer of Education
                                   Publishing Corporation of Oak Lawn, IL.

Loren R. Watts, 62...............  Director; Retired Managing Partner                1991          1998
                                   Management Consultant Services, Coopers &
                                   Lybrand (certified public accountants).

------------------------

(1) Includes business experience during past five years.

(2) At the 1990 annual meeting, the stockholders approved reorganization pursuant to which the then stockholders of Bird Incorporated became stockholders of Bird Corporation, a newly organized Massachusetts corporation, and Bird Incorporated became a wholly owned subsidiary of Bird Corporation. This column indicates the date as of which a person was first elected a director or appointed an officer of the Company or of Bird Incorporated.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1996 the Board held twelve meetings. Each of the directors attended more than 75% of the aggregate of Board meetings and meetings of committees of the Board of which he is a member.

     The Audit Committee, which consisted during 1996 of Loren R. Watts (Chairman), R. Keith Long and Joseph D. Vecchiolla, meets periodically with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee also meets separately with representatives of the Company's independent accountants and with representatives of senior management. The Audit Committee held two meetings during 1996.

     The function of the Stock Option and Compensation Committee ("Compensation Committee") is to administer the Company's stock option plans and to recommend to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees of the Company.

During 1996, the Compensation Committee consisted of Robert P. Bass, Jr. (Chairman), Charles S. Bird, III and Antonio J. Lorusso, Jr. The Compensation Committee held four meetings during 1996.

     The Company also has a Nominating Committee which, during 1996, consisted of Charles S. Bird, III (Chairman), Joseph D. Vecchiolla and Richard C. Maloof. The Nominating Committee makes recommendations to and otherwise assists the Board in connection with finding, evaluating and nominating directors of the Company. The Nominating Committee held one meeting during 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists the stockholders known to management to be the beneficial owners of more than 5% of the outstanding Common Stock as of April 1, 1997.

                                                                AMOUNT AND
                                                                NATURE OF            PERCENT
                        NAME AND ADDRESS                        BENEFICIAL             OF
                      OF BENEFICIAL OWNER                       OWNERSHIP             CLASS
    --------------------------------------------------------  --------------         -------
    The Entwistle Company...................................  546,139 shares(1)         13.2%
      Bigelow Street
      Hudson, MA 01749

    S. M. Lorusso & Sons, Inc. .............................  405,121 shares(2)          9.8%
    Antonio J. Lorusso, Jr.
    James B. Lorusso
    Samuel A. Lorusso
      331 West Street
      Walpole, MA 02081

    R. Keith Long
    Joan Greco and John Fyfe
    Otter Creek Partners I, L.P. ...........................  409,762 shares(3)          9.6%
      400 Royal Palm Way
      Suite 400
      Palm Beach, Florida 33480

    Quest Advisory Corp. ...................................  329,950 shares(4)          8.0%
      Charles M. Royce
      1414 Avenue of the Americas
      New York, NY 10019

    Mellon Bank Corporation and its Subsidiaries............  309,000 shares(5)(6)       7.5%
      One Mellon Bank Center
      Pittsburgh, PA 15258

    Charles S. Bird, III....................................  310,358 shares(6)          7.5%
      13 Proctor Street
      Manchester, MA 01944

    Dimensional Fund Advisors Inc. .........................  218,500 shares(7)          5.3%
      1299 Ocean Avenue
      11th Floor
      Santa Monica, CA 90401

------------------------
(1) Based on information contained in an amended Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 1, 1987 and other information provided to the Company. The Schedule 13D reports that The Entwistle Company has sole voting and dispositive power with respect to all shares beneficially owned, including 8,539 shares of Common Stock it has the right to acquire upon conversion of the Company's $1.85 Cumulative Convertible Preference Stock, par value $1 per share, (the "Preference Stock").

(2) Based on information contained in a Schedule 13D amended through June 6, 1996 filed with the SEC and other information provided to the Company. The
    Schedule 13D reports that S. M. Lorusso & Sons, Inc. has sole voting power and dispositive power with respect to 230,121 shares. Antonio J.
    Lorusso, Jr.,
    president, director and a stockholder of S. M. Lorusso & Sons, Inc., had sole voting and dispositive power with respect to 27,500 shares and had shared voting and dispositive power with respect to 132,000 shares; James B. Lorusso, an officer, director and a stockholder of S. M. Lorusso & Sons, Inc., has sole voting and dispositive power over 9,000 shares; and Samuel A. Lorusso, an officer, director and stockholder of S. M. Lorusso & Sons, Inc., has sole voting and dispositive power over 5,000 shares and has shared voting and dispositive power with respect to 1,500 shares. Includes 1,798 shares of Common Stock the Antonio J. Lorusso Family Trust has a right to acquire upon conversion of the Preference Stock. Antonio J. Lorusso, Jr. is a co-trustee in the Trust.

(3) Based on information contained in a Schedule 13D filed on March 8, 1996 jointly by Otter Creek Partners I, L.P. ("Otter Creek"), R. Keith Long on his own behalf and on behalf of Financial Institutions Insurance Group, Ltd., and Joan Greco and John Fyfe, joint tenants with rights of survivorship ("Fyfe") and other information provided to the Company. The
    Schedule 13D reports that Otter Creek Management Inc. ("OCM") is the sole general partner and investment advisor of Otter Creek. Mr. Long is the sole executive officer, sole director and sole shareholder of OCM. Mr. Long also manages discretionary stock trading accounts for Fyfe. Otter Creek has sole voting and dispositive power and power with respect to 211,866 shares and sole dispositive power with respect to 323,975 shares. Mr. Fyfe has sole voting power over 112,109 shares. Mr. Long has sole voting and dispositive power over 85,787 shares. In the case of Otter Creek, Mr. Fyfe and Mr. Long, the above-mentioned holdings include respectively, 50,966, 26,787 and 24,809 shares of Common Stock that they have a right to acquire upon conversion of the Company's Preference Stock.

(4) Based on information contained in a Schedule 13G amended through February 14, 1996 filed with the SEC. The Schedule 13G reports that Quest Advisory Corp. ("Quest") has sole voting and dispositive power with respect to 329,950 shares and that Charles M. Royce may be deemed a controlling person of Quest and as such may be deemed to beneficially own the shares although he disclaims such beneficial ownership.

(5) Based on information contained in a Schedule 13G amended through February 6, 1997 filed with the SEC. The Schedule 13G reports that Mellon Bank Corporation has sole voting power with respect to 20,000 shares and sole dispositive power with respect to 20,000 shares and that Mellon Bank Corporation together with its subsidiaries, including Boston Safe Deposit and Trust Company, has shared voting and dispositive power with respect to 289,000, including 274,929 shares referred to in footnote (6) below.

(6) Includes 274,929 shares held in a trust of which Boston Safe Deposit and Trust Company and Charles S. Bird, III are co-trustees with shared voting and dispositive power. See footnote(3) to the table below. Includes 3,595 shares of Common Stock that Mr. Bird has the right to acquire upon conversion of the Preference Stock. Includes 17,500 shares of Common Stock which Charles S. Bird has a right to acquire by exercise of stock options exercisable as of March 1, 1997 or within 60 days thereafter.

(7) Based on information contained in a Schedule 13G amended through February 5, 1997 filed with the SEC. The Schedule 13G reports that Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 218,500 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serve as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     The tables below set forth information provided by the individuals named therein as to the amount of the Company's Common Stock, Preference Stock and 5% Cumulative Preferred Stock, par value $100 per share (the "5% Stock"), beneficially owned by the directors, nominees for director and executive officers of the Company, individually, and the directors, nominees for director and executive officers as a group, all as of April 1, 1997 except as otherwise noted. Unless otherwise indicated in the footnotes, each of the named persons and members of the group had sole voting and dispositive power with respect to the shares shown.

                                         COMMON SHARES
                                       BENEFICIALLY OWNED      COMMON SHARES
                                           (EXCLUDING            SUBJECT TO                  PERCENT OF
                  NAME                   STOCK OPTIONS)       STOCK OPTIONS(1)     TOTAL       CLASS
    ---------------------------------  ------------------     ----------------   ---------   ----------
    Robert P. Bass, Jr. .............          47,086(2)            20,000          67,086       1.6%
    Charles S. Bird, III.............         292,858(3)            17,500         310,358       7.5%
    Herbert I. Corkin................         546,139(4)                --         546,139      13.2%
    Francis J. Dunleavy..............           1,000(5)            22,500          23,500      *
    R. Keith Long....................         409,762(6)                --         409,762       9.6%
    Antonio J. Lorusso, Jr. .........         405,121(7)                --         405,121       9.8%
    Joseph D. Vecchiolla.............           1,830              150,000         151,830       3.7%
    Loren R. Watts...................           4,000               12,500          16,500      *
    Frank S. Anthony.................          32,462(8)            25,000          57,462       1.4%
    Richard C. Maloof................          50,935(9)            82,500         133,435       3.2%
    All directors, nominees and
      executive officers as a group
      (10 persons)...................       1,791,193(10)          330,000       2,121,193      51.1%

------------------------
   *  Less than 1% of the outstanding Common Stock.

  (1) Represents shares which the individual has a right to acquire by exercise of stock options exercisable on March 1, 1997 or within 60 days thereafter.

  (2) Includes 16,000 shares as to which Mr. Bass shares voting and dispositive power and 2,696 shares which may be acquired upon conversion of Preference Stock.

  (3) Includes 274,929 shares as to which Mr. Bird shares voting and investment power (see table on page 4) and 3,595 shares which may be acquired upon conversion of Preference Stock. Does not include 100 shares owned by his wife, as to which he disclaims beneficial ownership.

  (4) Based on information contained in an amended Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on April 1, 1987 and other information provided to the Company. The Schedule 13D reports that The Entwistle Company has sole voting and dispositive power with respect to all shares beneficially owned, including 8,539 shares it has the right to acquire upon conversion of the Company's Preference Stock.

  (5) Does not include ten shares owned by a child of Mr. Dunleavy, as to which he disclaims beneficial ownership.

  (6) Based on information contained in a Schedule 13D filed on March 8, 1996 jointly by Otter Creek Partners I, L.P. ("Otter Creek"), R. Keith Long on his own behalf and on behalf of Financial Institutions Insurance Group, Ltd., and Joan Greco and John Fyfe, joint tenants with rights of survivorship ("Fyfe") and other information provided to the Company. The
      Schedule 13D reports that Otter Creek Management, Inc. (OCM) is the sole general partner and investment advisor of Otter Creek. Mr. Long is the sole executive officer, sole director and sole shareholder of OCM. Mr. Long also manages discretionary stock trading accounts for Fyfe. Otter Creek has sole voting and dispositive power and power with respect to 211,866 shares and sole dispositive power with respect to another 112,109 shares over which Fyfe has sole voting power. Mr. Long has sole voting and dispositive power over 85,787 shares. In the case of Otter Creek, Fyfe and Mr. Long, includes 50,966, 26,787 and 24,809, respectively, shares of Common Stock that they have a right to acquire upon conversion of the Company's Preference Stock.

  (7) Based on information contained in a Schedule 13D amended through June 6, 1996 filed with the SEC and other information provided to the Company. The
      Schedule 13D reports that S. M. Lorusso & Sons, Inc. had sole voting power and dispositive power with respect to 230,121 shares. Antonio J. Lorusso, Jr., president, director and a stockholder of S. M. Lorusso & Sons, Inc., had sole voting and dispositive power with respect to 27,500 shares and had shared voting and dispositive power with respect to 132,000 shares; James B. Lorusso, an officer, director and a stockholder of S. M. Lorusso & Sons, Inc., had sole voting and dispositive power over 9000 shares; and Samuel A. Lorusso, an officer, director and stockholder of S. M. Lorusso & Sons, Inc., had sole voting and dispositive power over 5,000 shares and had shared voting and dispositive power with respect to 1,500 shares. Includes 1,798 of Common Stock the Antonio J. Lorusso Family Trust has a right to acquire upon conversion of the Preference Stock. Antonio J. Lorusso, Jr. is a co-trustee of the Trust.

 (8) Includes 2,886 shares allocated to Mr. Anthony's account under the Bird Employees' Savings and Profit Sharing Plan (the "Savings Plan") as of December 31, 1996.

 (9) Includes 3,586 shares allocated to Mr. Maloof's account under the Savings Plan as of December 31, 1996, 10,625 shares held jointly with members of his family as to which he has shared voting and dispositive power and 2,337 shares of Common Stock which may be acquired upon conversion of Preference Stock.

(10) Includes 433,554 shares as to which persons included in the group have shared voting and dispositive power,112,988 shares of Common Stock which may be acquired upon conversion of Preference Stock and 6,472 shares allocated to the account of officers under the Savings Plan as of December 31, 1996.

                                                                PREFERENCE
                                                                   STOCK
                                                                BENEFICIALLY    PERCENT OF
                                 NAME                              OWNED          CLASS
        ------------------------------------------------------  -----------     ----------
        Robert P. Bass, Jr. ..................................      3,000          *
        Charles S. Bird, III..................................      4,000          *
        Herbert I. Corkin.....................................      9,500           1.2%
        R. C. Maloof..........................................      2,600          *
        R. Keith Long.........................................    114,100          14.0%
        A J. Lorusso, Jr. ....................................      2,000             *
        All directors, nominees and executive officers as a
          group (6 persons)...................................    135,200          16.6%

------------------------
        * Less than 1% of the outstanding Preference Stock

                                                                  SHARES OF
                                                                   5% STOCK
                                                                 BENEFICIALLY     PERCENT OF
                                 NAME                               OWNED           CLASS
        -------------------------------------------------------  ------------     ----------
        Charles S. Bird, III...................................      1,815            31%
        All directors, nominees and executive officers as a
          group (1 person).....................................      1,815            31%

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who hold more than 20% of the Company's Common Shares to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. Based on reports received by the Company and representations of certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to fiscal year 1996 were complied with except that timely reports on Form 4 were not filed on behalf of R. Keith Long to report the purchase of Preference and Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued for services in all capacities to the Company during each of the last three fiscal years to each of the executive officers of the Company who served as such during 1996. As a result of the Company's downsizing, no one served as Chief Executive Officer during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                     ANNUAL                OTHER       -----------------------------                   ALL
                                  COMPENSATION             ANNUAL      RESTRICTED      SECURITIES                     OTHER
        NAME AND           --------------------------     COMPEN-        STOCK      UNDERLYING STOCK      LTIP       COMPEN-
   PRINCIPAL POSITION      YEAR   SALARY($)   MICP($)   SATION($)(1)     AWARDS     OPTIONS/SARS(#)    PAYOUTS(2)   SATION($)
-------------------------  ----   ---------   -------   ------------   ----------   ----------------   ----------   ---------
Richard C. Maloof........  1996    216,154    129,844          --          --            50,000          22,700        7,500(3)
President and              1995    195,962    30,000       11,538          --            50,000          81,938        7,500(3)
Chief Operating            1994    180,223    47,500       17,992          --            25,000          73,117        7,843(3)
Officer(5)

Frank S. Anthony.........  1996    139,808    48,440           --          --            15,000          13,617      296,682(4)
Vice President and                                                                                                     6,864(3)
General Counsel(6)         1995    135,000    12,540           --          --                --          49,163      150,000(4)
                                                                                                                      10,545(3)
                           1994    135,000    30,000       22,444          --                --          43,870        8,496(3)

------------------------
(1) Earnings pursuant to exercise of stock options and pay in lieu of vacation. Does not include certain perquisites and other personal benefits, the cost of which to the Company was below the disclosure thresholds established by the SEC.

(2) In 1995 restrictions on all Common Stock held in escrow pursuant to the Company's Long Term Incentive Plan ("LTIP") lapsed as a result of the sale of the Company's vinyl business located at Bardstown, Kentucky to Jannock, Inc. on March 8, 1995 (the "Vinyl Sale") and shares were distributed to each of the persons named in the table. Represents the value of Common Stock allocated to each officer on the date of restriction lapse and reimbursement for withholding taxes arising from the lapse of restrictions on restricted stock held by each officer in accordance with provisions of the LTIP. The LTIP is terminated.

(3) Represents contributions by the Company to the Savings Plan.

(4) Represents severance payments received in connection with the change in control which occurred pursuant to the Vinyl Sale and payment to a separate trust established by the Company with a bank trustee to which amounts otherwise payable to Mr. Anthony in excess of those permitted to be contributed to the Savings Plan under limits imposed by the Internal Revenue Code of 1986 as amended, are contributed.

(5) Mr. Maloof was elected Chief Operating Officer in April 1994, President in April 1995 and to the Board of Directors in December 1994. Prior to that time he served as Vice President and President of the Company's Roofing and Distribution Groups.

(6) Mr. Anthony was elected Vice President in 1984.

     The following tables provide information concerning grants during 1996 to, and exercises of stock options and stock appreciation rights ("SARs") during 1996 by the executive officers named in the Summary Compensation Table above and the value of unexercised stock options and SARs held by them at December 31, 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------------
                                 NUMBER OF
                                 SECURITIES                                                      GRANT
                                 UNDERLYING    PERCENT OF TOTAL    EXERCISE                      DATE
                                  OPTIONS      OPTIONS GRANTED       PRICE      EXPIRATION      PRESENT
             NAME                GRANTED(#)    TO ALL EMPLOYEES    ($/SHARE)       DATE       VALUE($)(1)
-------------------------------  ----------   ------------------   ---------   -------------  -----------
Richard C. Maloof..............    50,000            3l.9%           4.375     May 23, 2006     152,000
Frank S. Anthony...............    15,000             9.6%           4.375     May 23, 2006      45,600

------------------------
(1) This value was calculated using the Black-Scholes option pricing model and the following assumptions, which were representative of conditions existing when the options were granted: stock price volatility of 46%; risk free rate of return of 6.8%; dividend yield of 0%; and time of exercise, eight years. The actual value, if any, to be realized will depend on the excess of the market price of the Common Shares over the exercise price on the date the option is exercised; there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

                 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                VALUE OF
                                                            NUMBER OF SECURITIES               UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS                  OPTIONS/SARS
                                  SHARES       VALUE           AT YEAR-END(#)                AT YEAR-END($)
                               ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  ------------   --------   -----------   -------------   -----------   -------------
Richard C. Maloof............        0            0         72,500         90,000          940           40,500
Frank S. Anthony.............        0            0         25,000         15,000          564           12,195

------------------------
(1) Based on the difference between the fair market value of the securities underlying the options at date of exercise and the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Employment Contracts

     Mr. Anthony entered into a one-year employment contract with the Company, commencing April 1, 1995, at the same annual rate of compensation ($135,000 plus a bonus of 35% of such amount if MICP targets are obtained) and with the same fringe benefit package (participation in the Savings Plan and customary health insurance and life insurance benefits) as he received prior to the Vinyl Sale. As a result of the change in control which was deemed to have occurred as a result of the Vinyl Sale, Mr. Anthony became entitled to severance benefits. Pursuant to the terms of his employment contract in 1995, Mr. Anthony received $150,000 as a partial severance payment and agreed to defer the payment of the balance thereof until the expiration of his employment contract. Pursuant to the terms of his contract, the balance of Mr. Anthony's severance payment of $296,682 was paid in 1996.

     On April 1, 1996 Mr. Anthony's employment contract automatically converted to an oral employment agreement on the same terms, terminable by either party upon 60 days notice.

  Executive Severance Contract

     The Company has entered into a severance agreement with Richard C. Maloof, the Company's President and Chief Operating Officer, dated as of October 14, 1984, as amended April 1, 1986, May 24, 1990, August 21, 1995 and February 17, 1997 (as so amended, the "Executive Severance Contract") the terms of which provide for severance benefits to be paid to Mr. Maloof in the event that his employment with the Company is terminated subsequent to a "change in control" of the Company. Severance benefits are payable if, after a "change of control," (i) the employment of Mr. Maloof is terminated either by the Company (other than for "Disability" or "Cause," as such terms are defined under the Executive Severance Contract) or by Mr. Maloof for "Good Reason" (which terms, under the Executive Severance Contract, includes, but is not limited to, a substantial alteration in the nature of Mr. Maloof's responsibilities from those in effect immediately prior to a "change in control") or (ii) Mr. Maloof negotiates in good faith an employment agreement with a person to whom substantially all of the Company's Common Shares are sold providing for his employment commencing on the date of sale on such terms and conditions not less generous than those on which he is them employed by the Company (regardless of whether or not any such employment agreement is ever executed). The Company has acknowledged that a "Change in Control" occurred under the Executive Severance Contract as a result of the Vinyl Sale.

     If the right to receive severance benefits is triggered under the Executive Severance Contract, Mr. Maloof will be entitled to receive severance pay in the amount of two times the sum of (i) Mr. Maloof's then current annual base salary and (ii) the amount of any bonus paid (which for severance purposes, includes any distributions made under the terms of the LTIP in 1995 and 1996 and bonuses awarded to Mr. Maloof by the Compensation Committee). Mr. Maloof would also receive an amount equal to a pro rata portion of all contingent bonus awards to which Mr. Maloof might be entitled in the year of termination. Under no circumstances shall the amount be less than what Mr. Maloof would have received had the calculation been made in 1996. The Company estimates that if the right to receive severance benefits under the Executive Severance Contract is triggered, Mr. Maloof would be entitled to receive approximately $850,000.

  Termination of Employment and Change in Control Arrangements

     The Company's 1982 Stock Option Plan (the "1982 Plan"), 1992 Stock Option Plan (the "1992 Option Plan" and together with the 1982 Option Plan, the "Plans") and 1992 Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Option Plan") provide for accelerated benefits, and the Executive Severance Contract (defined below) provides for severance payments, following the occurrence of a "change in control" of the Company. For purposes of these plans and such contract, a "change in control" is deemed to have occurred if, among other things, any person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the securities of the Company then outstanding or in the event of a merger or consolidation of the Company with another corporation resulting in either (i) the shareholders of the Company, immediately prior to the merger or consolidation, not beneficially owning, immediately after the merger or consolidation, shares of the surviving entity representing 50% or more of the combined voting power of the securities of the surviving entity then outstanding or (ii) the members of the Board, immediately prior to the merger or consolidation, not constituting, immediately after the merger or consolidation, a majority of the Board of Directors of the surviving entity.

  Stock Option Plans and Non-Employee Directors Option Plan

     Under the Plans, the vesting of all options to purchase Common Shares outstanding but not yet exercisable will be accelerated upon a "change in control." Each optionee will have, for a period of thirty (30) days after the change in control occurs, the right (the "Cash-Out Right"), with respect to all or a part of the shares subject to the options or stock appreciation rights of such person, to receive an amount in cash in lieu of such optionee's right to exercise all options in full, equal to the product of (i) the number of shares as to which the employee exercises the Cash-Out Right and (ii) the amount by which the purchase price of each such share under the applicable option or stock appreciation right is exceeded by the greater if (x) the fair market value of such shares on the date the employee exercises the Cash-Out or (y) the highest purchase price paid or offered per share in any bona fide transaction related to the "change in control" of the Company at any time during the preceding 60-day period (as determined by the Compensation Committee of the Board). In addition, if the employment of any employee terminates after the expiration of the applicable waiting period for the exercise of an option or right granted to such employee under the Plans, such employee may for up to three months after the date of termination (or for up to one year if termination is on account of long-term disability), exercise such option or right. The Plans provide for a similar one-year period to exercise options or rights subsequent to the death of an employee occurring while in the employ of the Company or of any subsidiary or within any period after termination of employment during which such employee has the right to exercise options or rights.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For the fiscal year ended December 31, 1996, the Company paid fees and disbursements in the amount of $1,817,000 to S. M. Lorusso & Sons, Inc. the company that operates the Company's quarry located in Wrentham, Massachusetts. Mr. Antonio J. Lorusso, Jr., is president, director and a stockholder of S. M. Lorusso & Sons, Inc. Based on Mr. Lorusso's report on Schedule 13D, amended through June 6, 1996, Mr. Lorusso is a member of a group that is the beneficial owner of 9.8% of the Company's Common Stock.

                                 LEGAL MATTERS

     On or about April 18, 1996 Bird Incorporated, a subsidiary of the Company, received a grand jury subpoena issued upon application of the United States Department of Justice, Antitrust Division, for the production of certain documents. In addition, Mr. Maloof and a senior manager of the Company received grand jury subpoenas requiring the production of certain documents and each of them to testify before the grand jury. The Department of Justice informed the Company on October 9, 1996 that the investigation was closed on September 27, 1996 without taking any action.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Robert P. Bass, Jr. (Chairman), Charles S. Bird III and Antonio J. Lorusso. None of these individuals, other than Mr. Bird, is or was formerly an officer or employee of the Company, and no "compensation committee interlocks" existed during 1996. Mr. Bird has not been an officer or employee of the Company since 1966.

                            DIRECTORS' COMPENSATION

     Mr. Vecchiolla received compensation from April 1, 1995 at the rate of $100,000 per year for serving as Chairman of the Board and of the Executive Committee. His compensation was voluntarily reduced to an annual rate of $60,000 on January 1, 1996. On May 1, 1996, the Board reinstated his salary to $100,000 per year. On May 23, 1996, Mr. Vecchiolla was granted a non-qualified option to purchase up to 50,000 shares of Common Stock at an exercise price of $4.375. In the event that Mr. Vecchiolla is re-elected to the Board at the annual meeting and then elected by the other directors to serve as Chairman, he has agreed to serve at an annual salary of $36,000 commencing June 1, 1997. During 1996, other non-employee members of the Board received an annual retainer of $7,000, a fee of $750 for each Board meeting attended ($375 for a telephonic Board meeting) and a fee of $750 for each committee meeting attended ($375 for a telephonic committee meeting). The chairman of each of the Audit and Compensation Committees received an annual retainer of $1,000. Expenses incurred in attending meetings are reimbursed.

     Pursuant to the Non-Employee Directors Option Plan, non-employee directors are also entitled to receive each year a non-qualified stock option to acquire up to 2,500 shares of Common Stock (provided that the maximum number of shares subject to options granted to any director may not exceed 30,000). Such options are granted on the date of the annual meeting each year or special meeting in lieu thereof and become exercisable in full one year later. During 1996 each non-employee director was granted such an option at an exercise price of $4.125.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for compensation decisions with respect to senior management of the Company, as well as for organizational development and succession planning within the Company.

     The Compensation Committee's compensation philosophy and policies applicable to executive officers emphasize pay for performance and increased stockholder value within a framework of compensation levels comparable to companies of similar size. Base salary, annual awards under the Management Incentive Compensation Plan ("MICP") and long-term incentive awards are structured to provide total compensation levels for executive officers that are intended to be below competitive compensation amounts when operating results are at or below acceptable levels and above average levels when results are outstanding or other targets or personal goals are achieved. The Compensation Committee has used outside consulting assistance for plan design and consultant and independent survey data in setting compensation levels.

     Long-term awards have primarily in recent years taken the form of stock option grants, which are designed to align the interests of executives with those of the stockholders and reward executives when shareholder value increases. Stock options are granted at an exercise price equal to the market price of the Common Stock on the date of grant. Prior to 1992, options were usually granted with a ten-year term, exercisable in five equal annual installments beginning one year after the date of grant. However, options awarded in 1992 and one option granted in 1993 were granted with a 15-year term exercisable if the price of the Common Stock achieved a substantial increase above the price on the date of grant. In the case of 1992 and 1993 grants, a minimum price increase in Common Stock from $12 per share to $18 per share was required in order for any part of the option to become exercisable prior to the last six months of the term of the option. This approach was designed as an incentive for future performance by the creation of shareholder value over the long term, since the benefit of the stock options could not be realized unless and until significant price appreciation in the Common Stock occurred. Options granted in 1994 and 1995 were in the form used prior to 1992. All options outstanding at the time of the Vinyl Sale automatically vested upon consummation of the sale, which was deemed a "change of control" of the Company under the terms of the option plans. No stock options were granted in 1996, other than to the non-employee directors, and to Mr. Vecchiolla, Mr. Maloof and Mr. Anthony who on May 23, 1996 received 50,000, 50,000 and 15,000 non-qualified stock options, respectively, at an exercise price of $4.375; these options were in the form used prior to 1992.

     Salaries for the executive officers are based in part upon a range of salaries for each office developed from a survey of compensation practices at competitive companies. During 1996 merit increases in base salary were made for Mr. Maloof and Mr. Anthony. Mr. Maloof's salary was increased from $200,000 to $225,000 annually, Mr. Anthony's salary was increased from $135,000 to $145,000 annually. The merit increases were based primarily on subjection evaluation by the Committee of individual performance and contribution.

     One of the principal elements of variable compensation for senior executive officers is found in the annual MICP awards. In 1995, the possible pay-out for 1996 was set at 60% of base salary in the case of the President, 35% of base salary in the case of the Vice President and between 20% and 30% of base salary in the case of other members of the corporate staff and other key members of the Company. In 1996 awards to management were tied to achievement of goals with respect to increased cash flow and profitability on an equal 50/50 basis.

     The Committee believes that the combination of salary increases and bonus rewards was appropriate based upon the substantial progress made by management in 1996 in turning around the Company's performance, stabilizing its financial condition, cooperating with the Justice Department investigation and managing its contingent liabilities.

     Based on current compensation levels and the present structure of the Company's executive compensation programs, the Committee believes that the compensation payable to executives will not be subject to the limitation on deductibility imposed by the Omnibus Budget Reconciliation Act of 1993. If such limitation should become applicable in the future, the Committee of the Company will determine whether any changes in the Company's compensation programs are advisable.

                                          Stock Option and
                                          Compensation Committee

                                          Robert P. Bass, Jr., Chairman
                                          Charles S. Bird, III
                                          Antonio J. Lorusso, Jr.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the Russell 2000 index and the Value Line Building Materials Industry Index, assuming an investment of $100 in the Common Stock and each index at the close of trading on December 31, 1991 and the reinvestment of all dividends. The total shareholder return data for the Russell 2000 Index and the Value Line Building Materials Index is provided by Value Line Institutional Services.

                                BIRD CORPORATION

                    Total Cumulative Shareholder Return for
                   Five-Year Period Ending December 31, 1996

                                      [GRAPH]
-------------------------------------------------------------------------------
December 31...           1991      1992     1993     1994     1995     1996
-------------------------------------------------------------------------------
Bird Corporation        100.00     77.78    57.53    58.82    31.77    35.64
Russell 2000            100.00    118.41   140.80   138.01   177.26   206.48
VL Building Materials   100.00    104.00   134.60   101.14   139.40   155.90
-------------------------------------------------------------------------------

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP, the independent accountants for the Company, will have a representative at the meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement if he or she desires to do so.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 1998 annual meeting must be received by the Company no later than December 23, 1997. Proposals should be sent to the attention of Frank S. Anthony, Vice President, at the Company's principal office at 1077 Pleasant Street, Norwood, Massachusetts 02062

                                 OTHER BUSINESS

     The annual meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.


                                          By order of the Board of Directors,



                                          FRANK S. ANTHONY,
                                          Clerk

April 25, 1997

                                BIRD CORPORATION
                      1997 ANNUAL MEETING -- MAY 22, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby constitute and appoint Joseph D. Vecchiolla and Frank S. Anthony, or either of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Bird Corporation which the undersigned is entitled to vote at the annual meeting of stockholders of Bird Corporation to be held in Room B of the Marriott Courtyard, 300 River Ridge Drive, Norwood, Massachusetts 02062, on Thursday, May 22, 1997 at 10:00 o'clock a.m. and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

    This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR all nominees for director listed on the reverse side and, in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

                                          CHANGE OF ADDRESS:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

    Please vote, sign, date, and return the proxy card promptly using the enclosed envelope.

    Election of three directors.

    NOMINEES: Joseph D. Vecchiolla whose term expires in 1998
              Herbert T. Corkin and R. Keith Long whose terms expire in 2000
        [ ] FOR all nominees          [ ] WITHHELD from all nominees

    For, except vote withheld from the following nominees: [ ]
                                                              ------------------
--------------------------------------------------------------------------------
CHECK HERE FOR ADDRESS CHANGE [ ]

                                CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                                          Please sign name exactly as name
                                          appears. When signing in a fiduciary
                                          capacity, please give full title.
                                          Co-fiduciaries and joint owners should
                                          each sign.

                                          Signature
                                          --------------------------------------

                                          Date
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                                          Signature
                                          --------------------------------------

                                          Date
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